EXHIBIT 1

The undersigned hereby agree that this Amendment to the Schedule 13D filed by us with respect to the Common Stock of Navtech, Inc. is filed on behalf of each of us.

/s/ John Bethanis
JOHN BETHANIS

/s/ Jack Taraboulos
JACK TARABOULOS